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                                                                   EXHIBIT 10.18


                              DISTRIBUTOR CONTRACT

                                     BETWEEN

                              TECH DATA CORPORATION

                                       AND

                               KOFAX IMAGE PRODUCT

                             CONFIDENTIAL TREATMENT


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                              DISTRIBUTOR AGREEMENT

        THIS AGREEMENT, dated this 1st day of March, 1993 (the "Effective Date"), is between TECH DATA CORPORATION, a Florida corporation ("Tech Data"), and KOFAX IMAGE PRODUCTS ("KOFAX").

                              W I T N E S S E T H:

        WHEREAS, Tech Data desires to purchase certain Products from KOFAX from time to time: and

        WHEREAS, KOFAX desires to sell certain Products to Tech Data in accordance with the terms and conditions set forth in this Agreement; and

        WHEREAS, KOFAX desires to appoint Tech Data as its non-exclusive distributor to market Products within the territory defined below;

        NOW, THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, Tech Data and KOFAX hereby agree as follows:

                          ARTICLE I. TERM OF AGREEMENT

1.1 Term of Agreement. During the term of this Agreement, KOFAX will provide to Tech Data the Products set forth in Purchase Orders (as defined herein) in accordance with the terms and conditions set forth in this Agreement. The term of this Agreement shall commence on the Effective Date and, unless terminated by either party as set forth in this Agreement, shall remain in full force and effect for a term of one (1) year, and may be renewed for successive one (1) year terms upon written confirmation of both parties.

1.2     Definitions, The following definitions shall apply to this Agreement.

                (a) "Applicable Specification" shall mean the functional performance, operational and compatibility characteristics of a Product agreed upon in writing by the parties or, in the absence of an agreement, as described in applicable Documentation.

                (b) "Documentation" shall mean user manuals, training materials, product descriptions and specifications, technical manuals, license agreements, supporting materials and other printed information relating to the Products, whether distributed in print, electronic, or video format in effect as of the date of the applicable Purchase Order and incorporated therein by reference.

                (c) "Products" shall mean, individually or collectively as appropriate, hardware, licensed software, Documentation, developed Products, supplies, accessories, and other commodities related to any of the foregoing, provided or to be provided by KOFAX pursuant to this Agreement.

                (d) "Standard Products" shall mean Products requiring no changes, alterations, or additions, from those Products customarily offered by KOFAX, described in brochures and by exhibits.


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                (e) "Customized Products" shall mean any Products KOFAX must purchase requiring KOFAX to perform changes, alterations, assembly, additions or special packaging prior to shipping to Tech Data, as described in brochures and by exhibits.

                (f) "Territory" shall mean the United States of America and its territories and possessions.

                (g) "Customers" of Tech Data shall include dealers, resellers, commercial Customers, value added resellers and other similar Customers, but shall not include End Users unless specifically set forth.

                (h) "End Users" shall mean final retail purchasers or licensees who have acquired Products for their own use and not for resale, remarketing or redistribution, unless specifically set forth in a separate agreement.

                (i) "Services" means any warranty, maintenance, advertising, marketing or technical support and any other services performed or to be performed by KOFAX.

1.3 Appointment as Distributor. KOFAX hereby grants to Tech Data the non-exclusive right to distribute Products during the term of this agreement within the Territory as herein defined. KOFAX reserves the right to appoint other authorized distributors. Tech Data will use its best efforts to promote sales of the Products.

                           ARTICLE II. PURCHASE ORDERS

2.1 Preparation of Purchase Orders. From time to time or at Tech Data's, request KOFAX shall inform Tech Data of Products available from KOFAX including, but not limited to, replacement Products, new releases, enhancements or versions of existing Products. KOFAX shall use best efforts to notify Tech Data at least thirty (30) days prior to the date any new Product is to be introduced and shall make such Product available to Tech Data for distribution no later than the date it is first introduced in the market place.

2.2 Issuance and Acceptance of Purchase Orders. Tech Data may purchase and KOFAX shall sell to Tech Data, Products as described below:

                (a) Tech Data may issue to KOFAX one or more purchase orders identifying the Products Tech Data desires to purchase from KOFAX. Each Purchase Order may include other terms and conditions which are consistent with the terms and conditions of this Agreement, or which are necessary to place a Purchase Order, such as billing and shipping information, required delivery dates, delivery locations, and the purchase price or charges for Products, including any discounts or adjustments for special marketing programs. Purchase orders will be placed by Tech Data by fax or electronically transferred and followed by a written confirmation within five (5) working days to avoid cancellation of the purchase order.

                (b) A Purchase Order shall be deemed accepted by KOFAX unless KOFAX notifies Tech Data in writing within five (5) days after receiving the Purchase Order that KOFAX does not accept the Purchase Order.


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                (c) KOFAX shall accept Purchase Orders from Tech Data for
                additional Products which Tech Data is contractually obligated to furnish to its Customers and does not have in its inventory upon the termination of this Agreement: provided Tech Data notifies KOFAX of any and all such transactions in writing within sixty (60) days of the termination date.

                (d) This agreement shall not obligate Tech Data to purchase any Products or services except as specifically set forth in a written purchase order

2.3 Purchase Order Alterations or Cancellations. No less than fifteen (15) days prior to shipment of Standard Products, KOFAX shall accept an alteration or cancellation to a Purchase Order in order to: (i) change a location for delivery, (ii) modify the quantity or type of Products to be delivered or (iii) correct typographical or clerical errors. Tech Data may not alter or cancel any Purchase Order for Customized Products after such time as the Products have been altered to a point where such Products are no longer capable of resale by KOFAX after reasonable efforts.

2.4 Product Shortages. If for any reason KOFAX's production is not on schedule, KOFAX agrees to allocate Product to Tech Data's orders based upon a percentage equal to the same percentage as KOFAX's like Customers purchasing like volume of same Products.

                            ARTICLE III. DELIVERY AND
                             ACCEPTANCE OF PRODUCTS

3.1 Subsidiaries. KOFAX understands and acknowledges that Tech Data may obtain Products in accordance with this Agreement for the benefit of subsidiaries of Tech Data. Upon prior approval from KOFAX subsidiaries of Tech Data shall be entitled to obtain Products directly from KOFAX pursuant to this Agreement.

3.2 Acceptance of Products. Tech Data shall have the ability to return for credit products which have boxes that are or become damaged, unless such damage was caused by Tech Data or for which damages Tech Data can be reimbursed by their insurance carrier. Tech Data shall request such RMA prior to returning any Products and KOFAX will issue said (RMA) to Tech Data within forty-eight (48) hours of Tech Data's request, if approved and KOFAX shall not unreasonably withhold or delay; however, if no response is received or if KOFAX withhold the RMA without just cause for more than five (5) business days KOFAX will then accept returned Products absent an RMA. An offsetting purchase order for the same Product being returned will be placed. In addition, KOFAX will supply to Tech Data, at no charge, any and all material(s) missing from original packaging.

        Tech Data shall have the ability to return for credit products which have boxes that are or become damaged, unless such damage was caused by Tech Data or for which damages Tech Data can be reimbursed by their insurance carrier. An offsetting purchase order will be placed for all bad box returns. In addition, KOFAX will supply to Tech Data, at no charge, any and all material(s) missing from original packaging.

3.3 Defective Products. In the event any Products are received in a defective condition or not in accordance with KOFAX's published specifications or the documentation relating to such Products, Tech Data may return the Products for full credit. Products shall be


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        deemed defective if the Product, or any portion of the Product, fails to operate properly on initial "burn in", boot, or use as applicable. Tech Data shall have the right to return any such Products that are returned to Tech Data from its Customers or End Users within sixty (60) days of the Products' initial delivery date to the end-user.

3.4 Transportation of Products. KOFAX shall deliver the Products to Tech Data at the location shown and on the delivery date set forth in the applicable Purchase Order or as otherwise agreed upon by the parties. Charges for transportation of the Products shall be paid by Tech Data. KOFAX shall use only those common carriers preapproved by Tech Data or listed in Tech Data's published routing instructions, unless prior written approval of Tech Data is received.

3.5 Title and Risk of Loss. FOB Irvine, CA. Title to Products shall pass to Tech Data at the time that the Products are delivered to the common carrier. All risk of loss or damage to the Products shall be borne by KOFAX until delivery of such Products to the common carrier.

3.6 Resale of Products by Tech Data. During the term of this Agreement, Tech Data may market, promote, distribute and resell Products to Customers of Tech Data, either directly or through its subsidiaries, in accordance with the following terms and conditions:

                (a) KOFAX shall extend to Tech Data and each Customer of Tech Data the same warranties and indemnifications, with respect to Products purchased and resold hereunder as KOFAX extends to its end-user Customers. The term of warranties and indemnities extended by KOFAX to an End User shall commence upon delivery of the Product to the End User.

                (b) KOFAX shall make available at no charge to Tech Data all training, technical support and other services related to the Products that are currently offered or that may be offered by KOFAX. KOFAX also agrees to provide Tech Data a dedicated telephone support representative at no charge during KOFAX's normal business hours (6:00 am to 5:30pm PST).

                (c) KOFAX shall provide at no charge to Tech Data sales training, marketing support advertising materials and technical training in connection with the resale of Products as are currently offered or that may be offered by KOFAX.

                (d) Tech Data is hereby authorized to use trademarks and trade names of KOFAX and third parties used in connection with the Products, advertising, promoting or distributing the Products. Tech Data recognizes KOFAX or other third parties may have rights or ownership of certain trademarks, trade names and patents associated with the Products, Tech Data will act consistently with such rights, and Tech Data shall comply with any reasonable, written guidelines when provided by KOFAX or third parties relating to such trademark or trade name usage. Tech Data will notify KOFAX of any infringement of which Tech Data has actual knowledge. Tech Data shall discontinue use of KOFAX's trademarks or trade names upon termination of this agreement, except as may be needed to sell or liquidate any final inventories of Product.

                (e) KOFAX shall clearly mark each unit package with the serial number, product description and machine readable bar code (employing ISBN or other industry standard bar code) approved in writing by Tech Data.


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3.7     Inventory Adjustment. Thirty (30) days after the end of each March, June
        September and December during the term of this Agreement, Tech Data may return Products to KOFAX for inventory adjustment, only after KOFAX has given a Return Material Authorization (RMA) number to Tech Data. Tech Data may only return Products which have been shipped to Tech Data within the prior six (6) months. Tech Data may return any quantity of Products to KOFAX for credit provided the total credit shall not exceed ten percent (10%) of the net sales dollars invoiced by KOFAX to Tech
        Data during the said six (6) month period. The credit to be issued in respect of each such Product return shall be the actual net invoiced charge for same. All Products returned in accordance with this provision must be returned freight pre-paid and must be unused, and in their original containers. Tech Data will place an order of equal value to offset the credit issued at the time the RMA is requested. Any demonstration unit or non-standard special order Products purchased by Tech Data as "non-cancelable/non-returnable" do not qualify for stock rotation.

        In addition, Tech Data shall have the right to return for full credit, without limitation as to the dollar amount, all Products that become obsolete or KOFAX discontinues or are removed from KOFAX's current price list; provided Tech Data returns such Products within ninety (90) days after Tech Data receives written notice that such Products are obsolete, discontinued or are removed from KOFAX's price list.

3.8 Time of Performance. rime is hereby expressly made of the essence with respect to each and every term and provision of this agreement.

3.9 Quality Control. KOFAX shall test and inspect Products prior to shipment. KOFAX's standard inspection records, and a report setting forth product defect percentage rates are to be maintained by KOFAX and made available to Tech Data upon request with reasonable notice or, at the option of Tech Data, on a quarterly basis.

                             ARTICLE IV. WARRANTIES,
                           INDEMNITIES AND LIABILITIES

4.1 Warranty. KOFAX hereby represents and warrants that it has not entered into any agreements or commitments which are inconsistent with or in conflict with the rights granted to Tech Data herein; the Products shall be free and clear of all liens and encumbrances; Tech Data and its Customers and end-users shall be entitled to use the Products without disturbance; the Products will be free from latent and patent defects in design, materials, and workmanship for a period of one (1) year from date of delivery to the end-user, the Products have been listed with Underwriters' Laboratories whenever such listing is available; the Products meet all FCC requirements; the Products do and will conform to all codes, Laws or regulations, are merchantable and fit for their intended user, and the Products conform in all respects to the Product warranties. KOFAX shall supply Tech Data, at no additional charge, all services, parts or replacement Products necessary for KOFAX to comply with its Product warranties. KOFAX agrees that Tech Data shall be entitled to pass through to Customers of Tech Data and End Users of the Products all warranties granted by KOFAX. KOFAX represents that the Product warranties shall also include those set forth in literature, specifications, documentation, advertising and printed material distributed by KOFAX. KOFAX shall indemnify and hold Tech Data, its subsidiaries, Customers and end-users and their respective successors, officers, directors, employees and agents harmless from and against all actions, claims, losses, damages, liabilities, awards, costs and expenses (including a reasonable attorney's fee) resulting from or arising out of any breach or claimed breach of the foregoing warranties.


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4.2     Proprietary Rights Indemnification. KOFAX shall defend any suit or proceeding brought against Tech Data based on a claim of a third party that the Product(s), or any part thereof, furnished by KOFAX constitutes an infringement of any patent, copyright, trademark of the US or other third party intellectual right, provided that KOFAX is notified promptly in writing and given Authority, information and assistance (at KOFAX's expense) for the defense of such a suit or proceeding, and KOFAX will pay all damages and costs, including attorneys fees in connection therewith. In case the Product(s) furnished by KOFAX, or any part thereof, is enjoined, KOFAX shall, at its expense and option (i) procure for Tech Data the right to continue using the Product(s); (ii) replace the same with non-infringing Product(s); (iii) modify the Product(s) so it becomes non-infringing; or (iv) grant Tech Data credit for such equipment at the purchase price and accept its return. KOFAX shall not be liable to Tech Data hereunder if the patent infringement or claim hereof is based upon the use of the Product in connection with other Products not reasonably intended for use with the Product, or in a manner for which the KOFAX Product(s) was not designed, or where the Product(s) was modified by or for Tech Data in a manner to become infringing.

        IN NO EVENT SHALL KOFAX BE LIABLE TO TECH DATA UNDER THIS PARAGRAPH FOR CONSEQUENTIAL OR SPECIAL DAMAGES EXCEPT WHERE A THIRD PARTY OBTAINS SUCH DAMAGES AGAINST TECH DATA. EXCEPT AS EXPRESSLY SET FORTH HEREIN, KOFAX SHALL HAVE NO LIABILITY OR OBLIGATION TO TECH DATA WITH RESPECT TO PATENT OR COPYRIGHT INFRINGEMENT MATTERS.

4.3 Cross Indemnification. In the event any act or omission of either party or its employees, servants, agents or representatives causes or results in (i) loss, damage to or destruction of property of the other party or third parties, and/or (ii) death or injury to persons including, but not limited to, employees or invitees of either party, then such party shall indemnify, defend and hold the other party harmless from and against any and all claims, actions, damages, demands, liabilities, costs and expenses, including reasonable attorneys' fees and expenses, resulting therefrom. The indemnifying party shall pay or reimburse the other party promptly for all such loss, damage, destruction, death or injury.

4.4     Insurance.

        (a) The parties shall be responsible for providing Workman's Compensation insurance on its employees,

        (b) Without in any way limiting KOFAX's indemnification obligations as set forth in this Agreement, KOFAX shall maintain Comprehensive General Liability (Bodily Injury and Property Damage) Insurance in such amounts as is satisfactory to Tech Data, including the following supplementary coverage:

                (1) Personal Injury Liability with "employee" and contractual exclusions deleted;

                (2)     Product and Completed Operations Liability;

                (3) KOFAX shall provide certificates of all coverage to Tech Data naming Tech Data as additional insured and requiring thirty (30) days prior notice to Tech Data before termination of any such insurance.


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4.5     Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER
        PURSUANT TO THIS AGREEMENT FOR AMOUNTS REPRESENTING LOSS OF PROFITS, LOSS OF BUSINESS OR INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF THE OTHER PARTY.

4.6 Unauthorized Representations. Tech Data shall have no authority to alter or extend any of the warranties of KOFAX expressly contained or referred to in this Agreement without prior approval of KOFAX.

4.7 Tech Data or Tech Data's Customer shall bear all costs of shipping and risk of loss of in-warranty Products to KOFAX's location KOFAX shall bear the costs of shipping and risk of loss of in-warranty Products back to Tech Data or Tech Data's Customer.

4.8 Continuing Availability of Parts. KOFAX agrees to offer for sale to Tech Data for the purpose of warranty or resale to its Customers during the term of this Agreement for a period of five (5) years after the expiration of this Agreement, functionally equivalent maintenance, replacement and repair parts for all Products sold to Tech Data. If KOFAX fails to supply such parts, then such inability shall be considered noncompliance with this section, and in addition to whatever other rights and remedies Tech Data may have at law or in equity, Tech Data shall be entitled to require KOFAX to provide Tech Data with the technical information or any other rights required on a non-exclusive basis, so that Tech Data can have such parts manufactured or can obtain such parts from other sources.

4.9 Disclaimer of Warranties. KOFAX has made expressed warranties in this Agreement and in documentation, promotional and advertising materials. EXCEPT AS SET FORTH HEREIN OR THEREIN, KOFAX DISCLAIMS ALL WARRANTIES WITH REGARD TO THE PRODUCTS.

                           ARTICLE V. PAYMENT TO KOFAX

5.1 Charges, Prices and Fees for Products. Charges, prices, quantities and discounts, if any, for Products shall be determined as set forth in Exhibit A, or as otherwise agreed upon by the parties, and may be confirmed at the time or order. In no event shall charges exceed KOFAX's then current established charges. KOFAX shall have the right to increase prices from time to time, upon written notice to Tech Data not less than thirty (30) days prior to the effective date of such increase. All orders placed prior to the effective date of the increase, for shipment within thirty (30) days after the effective date, shall be at the old price, Tech Data shall not be bound by any of KOFAX's suggested prices.

5.2 Most Favored Pricing and Terms. KOFAX represents that the prices charged and the terms offered to Tech Data are and will be at least as low as those charged or offered by KOFAX to any of its other domestic distributors. If KOFAX offers price discounts, promotional discounts or other special prices to its other distributors, Tech Data shall also be entitled to participate and receive notice of the same no later than other distributors.

5.3 Payment. Except as otherwise set forth herein, any undisputed sum due to KOFAX pursuant to this Agreement shall be payable as follows: net thirty
        (30) days after the invoice receipt. KOFAX shall invoice Tech Data no earlier than the applicable shipping date for the Products covered by such invoice. The due date for payment shall be extended during any time the parties have a bona fide dispute concerning such payment.


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5.4     Taxes. KOFAX shall directly reimburse Tech Data for all taxes, assessments, permits and fees, however designated which are levied upon this Agreement or the Products, excluding franchise taxes, sales or other use taxes and taxes based upon Tech Data's income.

5.5 Price Protection. KOFAX shall grant to Tech Data a retroactive price credit for the full amount of any KOFAX price decrease on all Products on order, in transit and in its inventory on the effective date of such price decrease. Tech Data shall, within thirty (30) days after receiving written notice of the effective date of the price decrease, provide a list of all Products for which it claims a credit. KOFAX shall have the right to a reasonable audit at KOFAX's expense. All orders scheduled for shipment or in transit to Tech Data at the time of notice of the price decrease shall be adjusted to the decreased price.

5.6 Invoices. A "correct" invoice shall contain (i) KOFAX's name and invoice date, (ii) a reference to this Agreement, the Purchase Order or other authorizing document, (iii) separate descriptions, unit prices and quantities of the Products actually delivered, (iv) credits (if applicable), (v) shipping charges (vi) name (where applicable), title, phone number and complete mailing address of responsible official to whom payment is to be sent, and (vii) other substantiating documentation or information as may reasonably be required by Tech Data from time to time.

5.7 Advertising Credit. KOFAX offers a two percent [*] co-op program and may offer additional advertising credits, promotional programs or incentives to Tech Data as it offers its other distributors, then Tech Data shall have the right at Tech Data's option, to participate in such programs. KOFAX shall attach copy of its co-op program hereto.

5.8 KOFAX Reports. KOFAX shall, if requested, render monthly reports to Tech Data setting forth the separate Products, dollars invoiced for each Product, and total dollars invoiced to Tech Data for the month, and such other information as Tech Data may reasonably request

5.9 Tech Data Reports. Tech Data shall, if requested, render monthly sales out reports on diskette, in ASCII Comma Delimited Format. Information provided will include: Month and year sales activity occurred, internal product number (assigned by Tech Data), written description, State and zip-code of Resellers location, unit cost (distributor's cost at quantity 1), quantity and extended cost (cost times quantity). A monthly inventory report, will be provided on a paper format once a month. The reports will be delivered to the KOFAX at different times in the month.

                             ARTICLE VI. TERMINATION

6.1 Termination. Either party may terminate this agreement, with or without cause, upon giving the other party sixty (60) days prior written notice. In the event that either party materially or repeatedly defaults in the performance of any of its duties or obligations set forth in this Agreement, and such default is not substantially cured within thirty
        (30) days after written notice is given to the defaulting party specifying the default, then the party not in default may, by giving written notice thereof to the defaulting party, terminate this Agreement or the applicable Purchase Order relating to such default as of the date specified in such notice of termination.


----------
*       Confidential Portions omitted and filed separately with the Commission.


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6.2     Termination for Insolvency or Bankruptcy. Either party may immediately terminate this Agreement and any Purchase Order by giving written notice to the other party in the event of (i) the liquidation or insolvency of the other party, (ii) the appointment of a receiver or similar officer for the other party, (iii) an assignment by the other party for the benefit of all or substantially all of its creditors, (iv) entry by the other party into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, or (v) the filing of a meritorious petition in bankruptcy by or against the other party under any bankruptcy or debtors' law for its relief or reorganization.

6.3 Rights Upon Termination. Termination of any Purchase Order or this Agreement shall not affect KOFAX's right to be paid for undisputed invoices for Products already shipped. The termination of this Agreement shall not affect any of KOFAX's warranties, indemnifications or obligations relating to returns, credits or any other matters set forth in this agreement that are to survive termination in order to carry out their intended purpose, all of which shall survive this Agreement. Upon termination of this Agreement, Tech Data shall discontinue holding itself out as a distributor of KOFAX's Products. The expiration of the term of this Agreement shall not affect the obligations of either party to the other party pursuant to any Purchase Order previously forwarded to KOFAX.

6.4 Repurchase of Products Upon Termination. In the event Tech Data terminates this Agreement for cause or KOFAX terminates this Agreement, KOFAX shall repurchase all the Products in Tech Data's inventory at the original actual net invoice purchase price less any prior credits granted by KOFAX to Tech Data; provided that the Products have been unused, and are in their original factory sealed packages and factory shipped condition.

        In the event Tech Data terminates this Agreement without cause, KOFAX shall have the option to repurchase all the Product in Tech Data's inventory at the original actual net invoice purchase prices, less any prior credits granted by KOFAX to Tech Data; provided that the Products have been unused and are in their original factory sealed packages and factory shipped condition.


                           ARTICLE VII. MISCELLANEOUS

7.1 Binding Nature, Assignment, and Subcontracting. This Agreement shall be binding on the parties and their respective successors and assigns, but neither party shall have the power to assign this Agreement without the prior written consent of the other party.

7.2 Counterparts. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties.

7.3 Headings. The Article and Section headings used in this Agreement are for reference and convenience only and shall not enter into the interpretation hereof.

7.4 Relationship of Parties. Tech Data is performing pursuant to this Agreement only as an independent contractor. Nothing set forth in this Agreement shall be construed to create the relationship of principal and agent between Tech Data and KOFAX. Neither party shall act or represent itself, directly or by implication, as an agent of the other party.

7.5 Confidentiality. Each party acknowledges that in the course of performance of its obligations pursuant to this Agreement, it may obtain certain confidential and/or proprietary information. Each party hereby agrees that all such information communicated to it by the other party, its subsidiaries, or Customers, whether before or after the effective date, shall be and was received in strict confidence, shall be used only for purposes of this Agreement, and shall not be disclosed without the prior written consent of the other party, except as may be necessary by reason of legal, accounting or regulatory requirements beyond either party's reasonable control. The provisions of this Section shall survive the term or termination of this Agreement for any reason.

7.6 Arbitration. Any disputes arising under this Agreement shall be submitted to arbitration in accordance with such rules as the parties jointly agree. If the parties are unable to agree on arbitration procedures, arbitration shall be conducted in Pinellas County, Florida in accordance with the rules of the American Arbitration Association. Any such award shall be final and binding upon both parties.

7.7 Notices. Wherever one party is required or permitted to give notice to the other pursuant to this Agreement, such notice shall be deemed given when delivered in hand, by telex or cable, or when mailed by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

        IN THE CASE OF KOFAX:               IN THE CASE OF TECH DATA:
        ---------------------               -------------------------
        Kofax Image Products                Tech Data Corporation
        3 Jenner Street                     5350 Tech Data Drive
        Irvine, CA 92718                    Clearwater, FI 34620
        Attn: Distribution Sales Manager    Attn: Jennifer M. Dougan
                                             Director of Marketing Operations
                                            cc: Debi A. Schwatka
                                             Contracts Administrator

        Either party may from time to time change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective.

7.8 Force Majeure. The term "Force Majeure" shall be defined to include fires or other casualties or accidents, acts of God, severe weather conditions, strikes or Labor disputes, war or other violence, or any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency.

                (a) A party whose performance is prevented, restricted or interfered with by reason of a Force Majeure condition shall be excused from such performance to the extent of such Force Majeure condition so long as such party provides the other party with prompt written notice describing the Force Majeure condition immediately continues performance whenever and to the extent such causes are removed.

                (b) If, due to a Force Majeure condition, the scheduled time of delivery or performance is or will be delayed for more than ninety (90) days after the scheduled date, the party not relying upon the Force Majeure condition may terminate, without liability to the other party, any Purchase Order or portion thereof covering the delayed Products.

7.9 Return Material Authorization Numbers. When a Return Material Authorization Number (RMA) is required by KOFAX for returning Products, Tech Data shall request such RMA prior to returning any Products and KOFAX will issue said (RMA) to Tech Data within forty-eight (48) hours of Tech Data's request; however, if no response is received or if

        KOFAX withhold the RMA without just cause for more than five (5) business days KOFAX will then accept returned Products absent an RMA. The net purchase price, minus any adjustments of such Products returned to KOFAX shall be credited to Tech Data's account.

7.10 Credits to Tech Data. In the event any provisions of this Agreement or any other agreement between Tech Data and KOFAX require that KOFAX grant credits to Tech Data's account, and such credits are not received within thirty (30) days then, all such credits shall become effective immediately upon notice to KOFAX. In such event, Tech Data shall be entitled to deduct any such credits from the next monies owed to KOFAX. In the event credits exceed any balances owed by Tech Data to KOFAX, then KOFAX shall issue a check payable to Tech Data within ten (10) days of such notice.

7.11 Severability. If, but only to the extent that, any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision, to the extent necessary to make it legal and enforceable while preserving its intent.

7.12 Waiver. A waiver by either of the parties of any covenants, conditions or agreements to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

7.13 Remedies. All remedies set forth in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise, and may be enforced concurrently or from time to time.

7.14 Survival of Terms. Termination or expiration of this Agreement for any reason shall not release either party from any liabilities or obligations set forth in this Agreement which (i) the parties have expressly agreed shall survive any such termination or expiration, or
        (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration.

7.15 Non-exclusive Market and Purchase Rights. It is expressly understood and agreed that this Agreement does not grant to KOFAX or Tech Data an exclusive right to purchase or sell Products and shall not prevent either party from developing or acquiring other KOFAX's or Customers or competing Products.

7.16 Specifications and Drawing. KOFAX agrees to provide upon Tech Data's request, at no charge to Tech Data, quantities as requested by Tech Data of the following: (1) the specifications, (2) published user instructions, manuals and other training materials, and (3) current manuals covering installation, operation and complete maintenance of the Products. Tech Data shall have the right to copy or reproduce the foregoing materials for use in connection with Tech Data's use or sale of the Products.

7.17 Entire Agreement. This Agreement, including any Exhibits and documents referred to in this Agreement or attached hereto, constitutes the entire and exclusive statement of Agreement between the parties with respect to its subject matter and there are no oral or written representations, understandings or agreements relating to this Agreement which are not fully expressed herein.

7.18 Governing Law. This Agreement shall have Florida as its situs and shall be governed by and construed in accordance with the laws of the State of Florida.

7.19 Software Licenses. Whenever the Products described in this Agreement shall include software licenses, KOFAX hereby grants to Tech Data a non-exclusive license to market, demonstrate and distribute the software to Customers of Tech Data. Tech Data agrees to comply with KOFAX's reasonable software license agreements, and agrees to use reasonable efforts to protect KOFAX's software, including using reasonable efforts to avoid allowing Customers, individuals, or employees to make any unauthorized copies of KOFAX's licensed software; to modify, disassemble or decompile any software; to remove, obscure or after any notice of patent, trademark, copyright or trade name; or authorize any person to do anything that Tech Data is prohibited from doing under this Agreement. Provided, however, KOFAX shall provide Tech Data with copies of appropriate software and documentation, at no charge, for the purpose of effectively demonstrating equipment to Customers. This demonstration software shall be updated as appropriate to insure that current software is available for sales demonstration. Tech Data acknowledges that no title or ownership of the proprietary rights to any software is transferred by virtue of this Agreement. Tech Data will use reasonable efforts to protect KOFAX's rights under this section but Tech Data is not authorized and shall not be required to instigate legal action on behalf of KOFAX or its suppliers against third parties for infringement. Tech Data will notify KOFAX of any infringement of which it has actual knowledge.

7.20 International Business. KOFAX acknowledges that Tech Data may desire to obtain Products or Systems for use in countries outside the United States and its territories. The parties acknowledge that in such case it may be necessary to enter into additional agreements between KOFAX and Tech Data and/or the respective subsidiaries, agents, distributors or subsidiaries authorized to conduct business in such countries or to negotiate further terms and conditions to provide for such right. The parties intend that any further agreements or terms and conditions will be consistent with and based upon the applicable terms and conditions of this Agreement, subject, however, to requirements of local law and local business practice. All Products obtained pursuant to this Section shall be deemed for purposes of calculating accumulated purchases and any discounts set forth in this Agreement, to have been obtained pursuant to this Agreement.

        IN WITNESS WHEREOF, the parties have each caused this Agreement to be signed and delivered by its duly authorized officer or representative as of the Effective Date.

        KOFAX IMAGE PRODUCTS                TECH DATA CORPORATION


        By: /s/ RICK MURPHY                 By: /s/ PEGGY K. CALDWELL
            -------------------------           ---------------------------
        Printed Name:  RICK MURPHY              Printed Name:  PEGGY K. CALDWELL

        Title: Vice President, Sales            Title: Senior Vice President
                                                          Marketing

        Date:                                   Date: 3/1/93

                             MODIFICATION AGREEMENT

This Modification Agreement is effective as of the 24th day of September, 1996 (the "Effective Date") is between Tech Data Corporation, a Florida corporation ("Tech Data") and Kofax Image Products, a Delaware corporation ("Kofax").

                                    RECITALS

A. Tech Data and Kofax entered into a Distributor Agreement, dated March 1, 1993, (the "Original Agreement") pursuant to which Tech Data acts as a distributor of Kofax's Products.

B. Tech Data and Kofax desire to modify certain terms of the Original Agreement in accordance with this Modification Agreement. The Original Agreement as modified by this Modification Agreement is hereinafter referred to as the "Agreement."

NOW THEREFORE, in consideration of mutual promises herein contained and other good and valuable consideration, Tech Data and Kofax hereby agree as follows:

1. Modification. The Original Agreement is hereby modified and amended as stated in this section 1.

        a. Section 1.1 of the Original Agreement is hereby revised in its entirety to read as follows:

        1.1 Term of the Agreement. The term of this Agreement shall automatically renew for successive one (1) year terms unless prior written notification of termination is delivered by one of the parties to the other in accordance with the notice provision of this Agreement.

        b. Section 2.3 of the Original Agreement is hereby revised in its entirety to read as follows:

        2.3 Purchase Order Alterations or Cancellations, No less than 5 working days prior to shipment of Products, Kofax shall accept alterations or cancellation to a purchase order in order to: (i) change a location for delivery, (ii) modify the quantity or type of Products to be delivered or (iii) correct typographical or clerical errors.

        c. Section 3.2 of the Original Agreement is hereby revised in its entirety to read as follows:

        3.2 Acceptance of Products. Tech Data shall, after a reasonable time to inspect each shipment, accept Product (the "Acceptance Date") if the Products and all necessary documentation delivered to Tech Data are in accordance with the purchase order. Any Products not ordered or not otherwise in accordance with the purchase order, (e.g. mis-shipments, overshipments) may be returned to Kofax at Kofax's expense (including without limitation costs of shipment or storage). Tech Data shall not be required to accept partial shipment unless Tech Data agrees prior to shipment.

        In addition, Tech Data shall return for credit Products which have boxes that are or become damaged. Kofax will supply to Tech Data, at no charge, any and all material(s) which are missing in the original Product package. Tech Data shall provide an offsetting purchase order for such bad box returns.

        d. Section 3.7 of the Original Agreement is hereby revised in its entirety to read as follows:

        3.7 Inventory Adjustment. In the first month of each calendar quarter, Kofax agrees to accept return of overstocked Products, provided such returns shall not exceed the value of fifteen percent (15%) of the prior quarter's purchases. Shipments of Product being returned shall be new, unused and in sealed cartons. Kofax shall credit Tech Data's account in the amount of the price paid by Tech Data therefor less any price protection credits but not including any early payment or prepayment discounts (the "Return Credit").

        In addition, Tech Data shall have the right to return for full credit, without limitation as to the dollar amount, all Products that become obsolete or Kofax discontinues or are removed from Kofax's current price list; provided Tech Data returns such Products within ninety (90) days after Tech Data receives written notice from Kofax that such Products are obsolete, superseded by a newer version, discontinued or are removed from Kofax price list.

        e. Section 5.3 of the Original Agreement is hereby revised in its entirety to read as follows:

        5.3 Payment. Except as otherwise set forth in this Agreement, any undisputed sum due to Kofax pursuant to this Agreement shall be payable net forty-five (45) days after the invoice date. Kofax shall invoice Tech Data no earlier than the applicable shipping date for the Products covered by such invoice. Products which are shipped from outside the United States, shall not be invoiced to Tech Data prior to the Products being placed on a common carrier within the United States for final delivery to Tech Data. The due date for payment shall be extended during any time the parties have a bona fide dispute concerning such payment.

        f. Section 5.9 of the Original Agreement is hereby revised in its entirety to read as follow:

        5.9 Tech Data Reports. Tech Data shall, if requested, render monthly sales out reports on diskette, in ASCII Comma Delimited Format. Information provided will include: Month and year sales activity occurred, internal product number (assigned by Tech Data), written description, Customer name and zip code, unit cost (distributor's cost at quantity 1), quantity and extended cost (cost times quantity). Kofax agrees that the Customer names provided by Tech Data are for purposes of commission reporting only, will be kept confidential by Kofax, and will not be used in any other manner. A monthly inventory report will be provided on a paper format.

        g. Section 6.4 of the Original Agreement is hereby revised in its entirety to read as follows:

        6.4 Repurchase of Products Upon Termination or Expiration. Upon the effective date of termination or expiration of this Agreement for any reason, Kofax agrees to repurchase all Products in Tech Data's inventory or which are returned to Tech Data within sixty (60) days following the effective date of termination or expiration. Kofax will repurchase the Products at the original purchase price; less any deductions for price protection. The repurchase price shall not be reduced by any deductions or offsets for early pay or prepay discounts. Such returns shall not reduce or offset any co-op payments or obligations owed to Tech Data. Tech Data shall submit to Kofax, within sixty-five (65) days after the termination or expiration date, the quantity of Product that Tech Data will be returning to Kofax for repurchase. Kofax will issue a Return Material Authorization (RMA) to Tech Data for all such Products; provided, however, that Kofax shall accept returned Products in accordance with this Section absent an RMA if Kofax fails to issue said RMA within five (5) business days of Tech Data's request. Kofax shall credit any outstanding balances owed to Tech Data. If such credit exceeds amounts due from Tech Data, Kofax shall remit in the form of a check to Tech Data the excess within thirty (30) days of receipt of the Product. Customized Products shall not be eligible for repurchase pursuant to this Section.

        h. 7.7 Notices is hereby updated as follows:

        In the case of Tech Data, notices shall be sent Attn: V.P. of Marketing Operations., cc: Contracts Administration.

        i. Section 7.21 is hereby added and shall read as follows:

        7.21 Financial Statements.

        Kofax agrees that for the term of this Agreement, Kofax shall provide financial statements annually. Kofax shall provide other additional financial information upon reasonable request by Tech Data.

2. Entire Agreement. The Agreement, including any Exhibits and Schedules attached hereto or thereto, constitute the entire agreement between Tech Data and Kofax concerning the subject matter hereof and supersedes all prior agreements between the parties.

3. Ratification. Except as modified by this Modification Agreement, the parties hereby ratify and confirm all terms and conditions of the Original Agreement.

IN WITNESS WHEREOF, each party has signed this Modification Agreement on the day and year written above effective as of the Effective Date.

KOFAX IMAGE PRODUCTS                       TECH DATA CORPORATION
A Delaware corporation                     a Florida corporation

By: /s/                                    By:  /s/
    ------------------------------              --------------------------------

Printed Name:                              Printed Name:

Title:                                     Title: Senior Vice President & CFO

Date:                                      Date: 10/23/96

                               [KOFAX LETTERHEAD]

October 16, 1996



Ms. Kathy Benefield
Contracts Administrator
Tech Data Corporation
5350 Tech Data Drive
Clearwater, Florida 34620

Dear Kathy:

This letter is written to amend the Distributor Agreement dated March 1, 1993. Kofax Image Products desires to modify Section 1.2 (f) of the agreement to read:

        "Territory" shall mean the United States of America and its territories and possessions and Canada.

All other terms and conditions of the said Agreement will remain unchanged.

 KOFAX IMAGE PRODUCTS                   TECH DATA CORPORATION


/s/                                    /s/
--------------------------------       -----------------------------------
Signature, Title Vice President        Signature, Title



          10-16-96                                10/23/96
--------------------------------       -----------------------------------
Date                                   Date